IMMEDIATE RELEASE

GUARDIAN TECHNOLOGIES INTERNATIONAL APPOINTS M. RILEY REPKO TO ITS BOARD OF DIRECTORS

DULLES, Va.--(BUSINESS WIRE)--October 2, 2003--Guardian Technologies International, Inc., (OTCBB:GDTI - News) announced today that it has appointed
M. Riley Repko to its Board of Directors. Mr. Repko has over two decades of Executive Management experience within Sales & Business Development with aggressive growth technology companies, complimented by 24 years commissioned service in the U.S. Air Force Reserve. His appointment to Guardian's board was effective October 1, 2003.

"Riley's timely appointment with his experience will be a tremendous asset to Guardian's Board," said Michael W. Trudnak, Guardian's Chairman. "His solid technical foundation, attaining access to the highest levels of corporate management and public sector decision makers will be a valuable benefit that strengthens Guardian's strategic capabilities."

Mr. Repko was elected Chairman of the Board of Directors of IQBiometrix June 2003. From June 2001 through April 2003, Mr. Repko served as Vice President - Sales & Business Development for TRW Systems, Inc., Global IT Division. From December 1998 through June 2001, Mr. Repko served as Managing Director, Asia-Pacific Channels for Siebel Systems, Inc. Since June 1994, Mr. Repko has been a principal of The Repko Group, a business consulting firm. Mr. Repko's academic credentials include attending the Senior Military School at the National Defense University; a MS from the U.S. Air Force's Air War College; an MBA (summa cum laude) from St. Mary's University (TX) in Operations Management; a BS in Electrical Engineering from the Air Force Institute of Technology (OH); and a BS in Physics/Math (cum laude) from St. Bonaventure University (NY).

Colonel Repko remains active as a U.S. Air Force Reserve assigned as the Mobilization Assistant to the Commander, Space Warfare Center of the Air Force Space Command, and has also served in a similar capacity to the AF Space Command's CIO and Director of Communications & Information.

About Guardian

Guardian Technologies, based in Dulles, Virginia, is an intelligent system solutions provider, specializing and distributing advanced knowledge extraction customized intelligent reasoning system solutions and software products applicable across a broad range of industries.

Guardian's main product, ISSP (Intelligent System Solutions Platform) is experiencing unprecedented levels of excitement since its introduction this summer. Guardian is currently speaking with numerous US companies and government agencies. Our portfolio of advanced machine learning technology closes the innovation gap by leveraging the tools and solutions methodology necessary to rapidly deliver intelligent computer based reasoning solutions.

For additional information, visit Guardian's, web site at www.guardiantechintl.com

                                      # # #

Forward Looking Statements: This news announcement contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company or management, as well as assumptions made by, and information currently available to, the Company or management. When used in this news announcement, the words "anticipate," "believe," "expect," "estimate," and "intend," and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties, and assumptions, including the risks and uncertainties in this announcement and in the Company's Form 10-KSB for the year ended December 31, 2002, Forms 10-QSB for the quarters ended March 31, 2003, and June 30, 2003, Information Statement on Schedule 14f-1 filed June 13, 2001, Forms 8-K filed June 27, 2003, July 11, 2003, and August 26, 2003, and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein noted or in its SEC filings.


CONTACT:
     Guardian Technologies International, Inc., Dulles
         by
     Redwood Consultants, LLC
     Jens Dalsgaard, 415-884-0348